SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (the "Second Supplemental Indenture") is dated as of November 5, 2004, among OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation (the "Issuer"), each of the SUBSIDIARY GUARANTORS listed on Schedule I hereto (the "Subsidiary Guarantors"), OHI ASSET (OH) NEW PHILADELPHIA, LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer ("OHI New Philadelphia"), OHI ASSET (OH) LENDER, LLC, a Delaware limited liability company and wholly owned subsidiary of the Issuer ("OHI Lender"), OHI ASSET (PA) TRUST, a Maryland business trust and wholly owned subsidiary of the Issuer ("OHI Trust", and together with OHI New Philadelphia and OHI Lender, the "Acquired Subs") and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

W I T N E S S E T H :

WHEREAS, the Issuer and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of March 22, 2004 (as amended by the First Supplemental Indenture dated July 20, 2004, the "Indenture"), providing for the issuance of the Issuer’s 7% Senior Notes due 2014 (the "Notes");

WHEREAS, Section 9.01 of the Indenture authorizes the Issuer, the Subsidiary Guarantors and the Trustee, together, to amend or supplement the Indenture, without notice to or consent of any Holder of the Notes, in order to make any change that would not materially adversely affect the rights of any Holder of the Notes;

WHEREAS, the Issuer has recently created or acquired, as appropriate, the Acquired Subs;

WHEREAS, in Section 1.01 of the Indenture the term "Subsidiary Guarantor" is defined to include all Persons that become a Subsidiary Guarantor by the terms of the Indenture after the Closing Date;

WHEREAS, Section 10.01 of the Indenture provides that each Subsidiary Guarantor shall be a guarantor of the Issuer’s obligations under the Notes, subject to the terms and conditions described in the Indenture;

WHEREAS, Section 4.03 of the Indenture provides that the Issuer shall not be required to maintain the existence of any Restricted Subsidiary if the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and the loss thereof is not adverse in any material respect to the Holders of the Notes;
WHEREAS,    Care Holdings, Inc. ("Care Holdings"), a Restricted Subsidiary under the Indenture, is an entity that currently has no holdings or property owned, and did not have any holdings or properties owned as of the date of the execution and delivery of the Indenture, and was dissolved under the laws of the State of Maryland, effective as of June 1, 2004;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Subsidiary Guarantors, the Acquired Subs and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.  CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.  RELEASE OF CARE HOLDINGS. Care Holdings is hereby released as a Subsidiary Guarantor under the Indenture as a result of the dissolution thereof.

3.  AGREEMENT TO GUARANTEE. The Acquired Subs hereby agree, jointly and severally with all other Subsidiary Guarantors, to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in the Indenture, and to be bound by, and to receive the benefit of, all other applicable provisions of the Indenture as a Subsidiary Guarantor. Such guarantees shall be evidenced by the respective Acquired Subs’ execution of Subsidiary Guarantees, the form of which is attached as Exhibit E to the Indenture, and shall be effective as of November 5, 2004.

4.  NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder of the Acquired Subs, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor under the Notes, any Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.  NEW YORK LAW TO GOVERN. The laws of the State of New York shall govern and be used to construe this Second Supplemental Indenture.

6.  COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.  EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.  THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, the Subsidiary Guarantors and the Acquired Subs.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

OMEGA HEALTHCARE INVESTORS, INC.

By:
Name: C. Taylor Pickett
Title: President and Chief Executive Officer

                                On behalf of each Subsidiary Guarantor named on the attached Schedule I

                                By:
Name: C. Taylor Pickett
Title: President and Chief Executive Officer

                   OHI Asset (OH) New Philadelphia, LLC

By:
Name: C. Taylor Pickett
Title: President and Chief Executive Officer

OHI Asset (OH) Lender, LLC

By:
Name: C. Taylor Pickett
Title: President and Chief Executive Officer

                                OHI Asset (PA) Trust

By:
Name: C. Taylor Pickett
Title: President and Chief Executive Officer

[Signatures continued on next page]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Schedule I

SUBSIDIARY GUARANTORS

Omega Healthcare Investors, Inc.
Arizona Lessor - Infinia, Inc.
Bayside Alabama Healthcare Second, Inc.
Bayside Arizona Healthcare Associates, Inc.
Bayside Arizona Healthcare Second, Inc.
Bayside Colorado Healthcare Associates, Inc.
Bayside Colorado Healthcare Second, Inc.
Bayside Indiana Healthcare Associates, Inc.
Bayside Street II, Inc.
Bayside Street, Inc.
Care Holdings, Inc * Entity dissolved on June 1, 2004.
Center Healthcare Associates, Inc.
Cherry Street - Skilled Nursing, Inc.
Colorado Lessor - Conifer, Inc.
Dallas Skilled Nursing, Inc.
Delta Investors I, LLC
Delta Investors II, LLC
Florida Lessor - Crystal Springs, Inc.
Florida Lessor - Emerald, Inc.
Florida Lessor - Five Facilities, Inc.
Florida Lessor - Lakeland, Inc.
Florida Lessor - Meadowview, Inc.
Florida Lessor - West Palm Beach and Southpoint, Inc.
Georgia Lessor - Bonterra/Parkview, Inc.
Heritage Texarkana Healthcare Associates, Inc.
Indiana Lessor - Jeffersonville, Inc.
Indiana Lessor - Wellington Manor, Inc.
Jefferson Clark, Inc.
Lake Park Skilled Nursing, Inc.
Long Term Care - Michigan, Inc.
Long Term Care - North Carolina, Inc.
Long Term Care Associates - Illinois, Inc.
Long Term Care Associates - Indiana, Inc.
Long Term Care Associates - Texas, Inc.
NRS Ventures, LLC
OHI (Connecticut), Inc.
OHI (Florida), Inc.
OHI (Illinois), Inc.
OHI (Indiana), Inc.
OHI (Iowa), Inc.
OHI (Kansas), Inc.
OHI Asset (CA), LLC
OHI Asset (PA), LLC (f/k/a OHI Asset (FL) Tarpon Springs, Pinellas Park & Gainesville, LLC)
OHI Asset (FL), LLC
OHI Asset (ID), LLC
OHI Asset (IN), LLC
OHI Asset (LA), LLC
OHI Asset (MI/NC), LLC
OHI Asset (MO), LLC
OHI Asset (OH), LLC
OHI Asset (TX), LLC
OHI Asset II (CA), LLC
OHI Asset II (TX), LLC
OHI Asset, LLC
Ohio Lessor Waterford & Crestwood, Inc.
OHI of Kentucky, Inc.
OHI of Texas, Inc.
OHI Sunshine, Inc.
OHIMA, Inc.
Omega (Kansas), Inc.
Omega Acquisition Facility I, LLC
Omega TRS I, Inc.
OS Leasing Company
Parkview - Skilled Nursing, Inc.
Pine Texarkana Healthcare Associates, Inc.
Reunion Texarkana Healthcare Associates, Inc.
San Augustine Healthcare Associates, Inc.
Skilled Nursing - Gaston, Inc.
Skilled Nursing - Herrin, Inc.
Skilled Nursing - Hicksville, Inc.
Skilled Nursing - Paris, Inc.
South Athens Healthcare Associates, Inc.
Sterling Acquisition Corp.
Sterling Acquisition Corp. II
Texas Lessor - Stonegate GP, Inc.
Texas Lessor - Stonegate Limited, Inc.
Texas Lessor - Stonegate, L.P.
Texas Lessor - Treemont, Inc.
Washington Lessor - Silverdale, Inc.
Waxahachie Healthcare Associates, Inc.
West Athens Healthcare Associates, Inc.